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                                   EXHIBIT 23(a)


                          CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AirNet Systems, Inc. Amended and Restated 1996 Incentive Stock Plan of our report dated February 18, 1998, with respect to the consolidated financial statements and schedule of AirNet Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP

Columbus, Ohio
August 31, 1998